MASTER LEASE AGREEMENT

MASTER LEASE AGREEMENT (as amended or supplemented from time to time, this “Lease”) dated July 2, 2003 (the “Lease Date”) between DARLING INTERNATIONAL INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 251 O’Connor Ridge Blvd., Suite 300, Irving, Texas 75038 (“Lessee”), and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 222 North LaSalle Street, Chicago, IL 60601 (“Lessor”).

This Lease contains the general terms that apply to the leasing of property from Lessor to Lessee. Additional terms that apply shall be contained in a Schedule. Capitalized terms used herein are defined (i) in the context in which such term is used below, (ii) under the heading “Specific Terms” set forth below, or (iii) in an applicable Schedule. Lessee and Lessor hereby agree as follows:

Specific Terms. In addition to terms defined elsewhere in this Lease, when used herein the following terms shall have the following meanings:

“Acceptance Date” shall mean the date of execution by Lessee of a certificate of delivery and acceptance with respect to the Property.

“Additional Lease Documents” shall mean the Lease Documents, other than the Lease.

“Automatic Payment Service” shall mean a program established by Lessor from time to time in which payments are made by electronic transfer directly from Lessee’s bank account or financial institution.

“Bankruptcy Event” shall mean any of the following: (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed or consented to by Lessee or any Guarantor; or (ii) any such proceeding shall be filed against Lessee or any Guarantor and shall not be dismissed or withdrawn within sixty (60) days after filing; or (iii) Lessee or any Guarantor shall make a general assignment for the benefit of creditors; or (iv) Lessee or any Guarantor shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or (v) Lessee or any Guarantor shall be adjudicated a bankrupt or insolvent.

“Basic Rent” shall mean the periodic rent set forth in the applicable Schedule other than Interim Rent, payable by Lessee during the Basic Term.

“Basic Term” shall mean the period of time commencing with the Commencement Date and continuing thereafter until the Basic Term Expiration Date (as defined in an applicable Schedule).

“Broker” shall mean the specific broker, intermediary, or other arranger (if any) retained by Lessee or Lessor and set forth in the applicable Schedule.

“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

“Commencement Date” is set forth in the applicable Schedule.

“Default” shall mean either an “Event of Default” or an event which with the giving of notice, passage of time, or both, would constitute such an Event of Default.

“First Rent Payment Date” is set forth in the applicable Schedule.

“General Funding Conditions” shall mean each of the following conditions to any obligations of Lessor hereunder: (i) no Default shall have occurred and be continuing or would result from the execution of the Lease Documents or the consummation of the transactions contemplated hereby; (ii) there shall not have occurred and be continuing any material adverse change in the business or financial condition of Lessee; (iii) all representations and warranties of Lessee in this Lease or any of the Additional Lease Documents shall then be true and correct in all material respects; (iv) Lessor shall have received this Lease and applicable Schedule and any other Additional Lease Documents, duly executed and filed or recorded where applicable, all of which shall be in form and substance reasonably satisfactory to Lessor; (v) Lessor shall have received evidence satisfactory to it of the insurance required hereby or by any of the Additional Lease Documents; (vi) Lessor shall have received from any Broker retained by Lessee written confirmation of its receipt of any commission, fee or charge owing to it or its waiver of any claim against Lessor in regard thereto; and (vii) any additional conditions specified in the applicable Schedule or in any other Lease Document shall have been met to the reasonable satisfaction of Lessor.

“Guarantor” shall mean a person or entity who has either guaranteed or provided collateral for any or all of the obligations of Lessee under the Lease Documents. In the event there is no Guarantor, then any references to Guarantor herein may be disregarded.

“Interim Rent” shall mean an amount equal to the product of (i) the total annual Basic Rent for the first year of the Basic Term under the applicable Schedule divided by 360, and (ii) the actual number of days from (and including) the Acceptance Date to the Commencement Date.

“Lease Documents” means this Lease and all Schedules together with all documents, records, instruments, and agreements related thereto, whether with or from Lessee or any other party, which are contemplated hereby or otherwise reasonably required by Lessor in connection herewith.

“Lessor’s Transfer Limitations” shall have the meaning ascribed to it in the section herein entitled “Casualty Occurrence” and shall mean that the transfer to Lessee of Lessor’s rights in any Property shall be made “as is,” “where is” and with all defects, without recourse and WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, other than a warranty that the Property is free and clear of any liens created by Lessor.

“Permitted Liens” shall mean with respect to the Property: (i) liens for current taxes not delinquent, other non-consensual liens arising in the ordinary course of business for sums not due, and, if Lessor’s rights to and interest in the Property are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings; (ii) liens in favor of Lessor; and (iv) any other liens expressly set forth in an applicable Schedule as being a Permitted Lien.

“Property” shall mean the property described on any Schedule, and shall mean in every instance (i) any one unit, item or part of any Property, and (ii) all Property taken together in the aggregate.

“Taxes” shall mean all fees and assessments, and all sales, use, property, privilege, transfer, stamp, value added, excise and other taxes and charges (including all interest and penalties), now or hereafter imposed by any governmental body or agency.

“UCC” shall mean the Uniform Commercial Code in effect in the State of Illinois from time to time.

  Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Property described in each Schedule on the terms and conditions specified in each Schedule and in this Lease. In the event that any term of any Schedule conflicts or is inconsistent with any term of this Lease, the term of the Schedule shall control.

  Term. This Lease shall become effective upon execution by Lessee and the acceptance of this Lease by Lessor at its office in Chicago, Illinois. The term of the Lease with respect to any item(s) of Property shall consist of the term set forth in the Schedule relating thereto, including any renewal or extension options, if applicable.

  Rent. Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the applicable Schedule, and all other amounts payable to Lessor pursuant to the Lease and each Schedule (collectively, the "Rent"). Basic Rent payments shall be paid on the dates specified for their payment in the applicable Schedule (and in the event such date is not a Business Day, the due date shall be the first Business Day following such date). The accrued Interim Rent shall be paid by Lessee on the First Rent Payment Date. If any Rent is not paid within ten days of the due date, Lessor may charge Lessee a late charge equal to 5% of the amount in arrears but in no event exceeding the lawful maximum, if any. Lessor shall make reasonable efforts to send Lessee invoices for Rent, but the failure to do so or the incorrectness of any invoice shall not relieve Lessee of its obligation to pay Rent.

  Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, Lessee shall have the right to quietly possess and use the Property as provided herein without interference by Lessor.

  Net Lease; Unconditional Obligations. This Lease is a non-cancelable net lease, and Lessee acknowledges and agrees that Lessee's obligations hereunder and under every Schedule, including its obligations to pay Rent, shall be absolute and unconditional no matter what happens, even if the Property is damaged or destroyed, if it is defective or if Lessee no longer can use it, or any other event whatsoever. Rent shall be paid without notice or demand and without any right of setoff, abatement, reduction, diminution, withholding, defense, counterclaim or recoupment whatsoever, whether they are due or alleged to be due, and regardless of any past, present or future claims which Lessee may have against Lessor, the Property or any part thereof, or against any other person for any reason whatsoever, even giving effect to any present or future law. This Lease may be cancelled only as expressly provided herein.

  Conditions to Lease. Lessor's obligations under this Lease and each Schedule, including its obligation to purchase and lease any Property to be leased thereunder, are conditioned upon Lessor's determination that all of the following have been satisfied: (i) receipt by Lessor of the following Lease Documents, each to be in a form and substance satisfactory to Lessor in its discretion: (A) bills of sale, bills of lading, certificates of delivery and acceptance, and purchase orders and invoices as shall be required by Lessor, and (B) such certificates, opinions, lien releases, consents, waivers, notices and other documents as Lessor may reasonably request; (ii) to the extent applicable, any UCC financing statements shall have been filed where it is necessary and desirable in the discretion of Lessor; and (iii) each of the General Funding Conditions shall have been met. Simultaneously with the execution of the bill of sale or the delivery of the Property (or any item thereof) to Lessee, as the agent of Lessor to accept delivery of the Property from the applicable supplier or vendor, as applicable, Lessee shall also execute a certificate of delivery and acceptance in a form provided by Lessor, covering all of the Property described in the bill of sale or the supplier or vendor invoice(s), as applicable. Upon execution by Lessee of any such certificate of delivery and acceptance, the Property described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

  Representations and Warranties. Lessee warrants and represents the following as of the Lease Date and as of each Acceptance Date:

    Lessee has been duly organized and is validly existing in good standing under the laws of the state of its organization and is qualified to do business and in good standing in the state where the property will be located;
    The execution, delivery and performance by Lessee of the Lease Documents (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Lessee, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Lessee under, any other agreement or document to which it is a party or by which it or its properties are bound;
    The Lease Documents to which Lessee is a party are the respective legal, valid and binding obligations of Lessee, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity;
    Except as expressly set forth in Lessee's financial statements, all financial statements of Lessee furnished to Lessor have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct in all material respects, and fairly present the financial condition and the results of its operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes); and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation;
    No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Lessee, threatened against Lessee which would, if adversely determined, negatively affect the ability of Lessee to fulfill its obligations under this Lease or any Schedule;
    Except for any Broker listed on the applicable Schedule as retained by Lessee, Lessee has not in connection with the transactions contemplated hereby directly or indirectly engaged or retained any broker or other loan arranger; and
    The Property is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

  Financial and Other Information. Lessee shall furnish or cause to be furnished to Lessor all of the following: (i) within 120 days after the close of each fiscal year of Lessee, a copy of the consolidated annual audited financial statements of Lessee, including in reasonable detail, a balance sheet and statement of retained earnings as at the close of such fiscal year and statements of profit and loss and cash flow for such fiscal year; (ii) within 60 days after the close of each fiscal quarter of Lessee, a copy of the interim financial statements of Lessee for such fiscal quarter (including in reasonable detail both a balance sheet as of the close of such fiscal period, and statement of profit and loss for the applicable fiscal period); and (iii) such other information as Lessor may from time to time reasonably request relating to Lessee, and Guarantor or the Property. Lessee agrees that except as otherwise specified herein or otherwise agreed to in writing by Lessor: (i) all annual financial statements required to be furnished by Lessee to Lessor hereunder will be prepared by either the current certified public accountants for Lessee or other such accountants reasonably acceptable to Lessee, and (ii) all other financial information required to be furnished by Lessee to Lessor hereunder will be certified as correct by the party who has prepared such information, and, in the case of internally prepared information with respect to Lessee, certified as correct by its chief financial officer.

  General Indemnification. Lessee agrees to defend, indemnify and hold Lessor (and its successors and assigns) harmless from and against all liabilities, losses, damages, actions, suits, demands, and claims of any kind or nature, and all costs and expenses whatsoever in connection therewith (including reasonable attorneys' fees) directly or indirectly arising out of or in any manner connected with (i) Lessee's failure to comply with the terms of this Lease, any Schedule, or any document related thereto, or (ii) the manufacture, purchase, financing, ownership, possession, control, delivery, installation, return, rejection, nondelivery, use, storage, operation, maintenance, repair, lease or condition of any Property, including without limitation: claims for injury or death to persons and for damage to property, claims relating to patent, copyright or trademark infringement, and claims relating to latent or other defects in the Property whether or not discoverable by Lessor, except to the extent caused by the indemnified party's sole gross negligence or willful misconduct.

  General Tax Indemnification. Lessee agrees to pay if and when due, and indemnify and hold Lessor harmless from and against, in addition to other amounts due hereunder and under each Schedule, all Taxes upon any of the Property or upon the purchase, ownership, possession, leasing, operation, use, rentals, or other payments, or disposition hereunder whether payable by Lessor or Lessee (excluding taxes on or measured by Lessor's net income). At Lessee's cost, Lessor will prepare and file with the appropriate offices any and all tax and similar returns required to be filed with respect thereto. Lessee agrees to notify Lessor of such requirements and furnish Lessor with all information required by Lessor so that it may effect such filing. Any Taxes paid by, or imposed on, Lessor on behalf of Lessee shall become immediately due and payable on Lessor's demand. Without limiting the foregoing, Lessee shall (i) reimburse Lessor upon receipt of a written request for reimbursement for any Taxes charged to or assessed against, and paid by, Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, and (iii) on all reports or returns relative to any Taxes, show the ownership of the Property by Lessor, and send a copy thereof to Lessor. To the extent applicable law does not allow Lessee to report and or pay such Taxes directly to the applicable governmental authority, Lessee, as Lessor's agent, shall prepare or have prepared at Lessee's expense all Tax forms, returns, or documents and deliver them to Lessor for Lessor's approval at least forty-five (45) days prior to the due date for their delivery. Lessee shall provide Lessor with the funds necessary to pay the Taxes due with respect to such Tax forms, returns, or documents at least thirty (30) days prior to the date such Taxes are due. Lessor may invoice Lessee for all sales, use, and other similar taxes imposed upon the Property, this Lease, or the payments of Rent hereunder and invoiced amounts will be due to Lessor on the next rent payment date following the transmission of such invoice by Lessor. In any event, at any time that a Default exists or if Lessor determines that any Taxes may or will become due or payable after the Basic Term Expiration Date (as defined in an applicable Schedule), Lessor may require that the amounts of such Taxes be escrowed with Lessor in advance of their payment.

  Income Tax Indemnification. If the applicable Schedule reflects this Lease is a "Tax Lease" with respect to the Property subject to such Schedule, then the following shall apply: Lessor, as owner, shall be entitled to any and all of the most accelerated depreciation deductions with respect to the Property as provided under the Internal Revenue Code of 1986, as amended from time to time, and any and all other such state, local or federal tax benefits as may now or hereafter be available to an owner of such Property (collectively, "Tax Benefits"). If as a result of (i) the inaccuracy or breach of any of Lessee's representations, warranties and covenants in any Lease Document, or (ii) the acts or failure to act of Lessee or any person claiming an interest in the Property through the Lessee (other than a casualty or other event with respect to which Stipulated Loss Value shall have been paid by Lessee), Lessor shall lose, or shall not, in its reasonable opinion, have the right to claim, or there shall be disallowed, delayed, deferred, recalculated or recaptured, any portion of the Tax Benefits with respect to any Property (a "Loss of Tax Benefits"), or there shall be included in Lessor's gross income any amounts other than Rent in respect of the purchase price of any Property (an "Inclusion"), then, on and after the next succeeding Rent payment date after written notice to Lessee by Lessor, Lessee agrees to pay Lessor an amount in cash that will cause Lessor's after-tax yield and cash flow in respect of the Property, after taking into account all items of income and deductions of Lessor over the term of each Lease and the useful life of the Property contemplated thereunder, to equal that which Lessor would have realized if Lessor had not incurred such a Loss of Tax Benefits or had such an Inclusion, together with all interest, costs (including attorneys' fees), penalties and additions to tax associated with any such Loss of Tax Benefits or Inclusion. If any claim or contest regarding any tax indemnity covered in this provision shall arise, such claim or contest shall be addressed or conducted, at Lessee's expense, in the manner reasonably specified by Lessor with participation by Lessee.

  Use and Maintenance. Lessee shall at its expense (i) make all necessary site preparations and cause the Property to be operated substantially in accordance with any applicable manufacturer's manuals, instructions, and designed use to the extent necessary to maintain warranty rights; (ii) maintain the Property in working and good condition (reasonable wear and tear excepted), and comply in all material respects with any manufacturer's recommended maintenance program requirements and all applicable laws and regulations; (iii) maintain, service and repair each item of Property as would a prudent owner of such item, and (iv) comply with any additional maintenance requirements set forth by Lessor in any Schedule. All parts furnished in connection with such maintenance or repair, and all accessories, replacements, parts and substitutions to the Property shall become the Property of Lessor and be included in the definition of Property subject to this Lease. Except with the prior written consent of Lessor, Lessee shall not cause or permit any material changes or alterations to be made to the Property, and shall not attach or incorporate any Property to another item such that the Property might be deemed to have become an accession to or a part of such other item.

  Title. Lessor and Lessee hereby confirm their mutual intent that: (i) the Property shall remain personal property, notwithstanding the mode or manner of its attachment to any real property, (ii) the Property shall be readily removable from, and not primarily used for or essential to the operation of, the real property on which it is situated, and (iii) title to the Property shall remain vested solely in Lessor. Except for Permitted Liens, Lessee shall keep each item of Property free and clear of all claims, liens, pledges, or other encumbrances, and shall at all times protect and defend, at its cost, the title of Lessor from and against all claims, liens, and legal processes of creditors of Lessee. Notwithstanding the express intent of Lessor and Lessee, should a court of competent jurisdiction determine that the Lease is a lease intended as security or a loan secured by the Property or other similar arrangement, Lessee hereby grants to Lessor a first priority security interest in this Lease, each Schedule, all Property together with all accessories, replacements, parts and substitutions of the Property and any and all proceeds thereof (including insurance proceeds) to secure the payment and performance of all indebtedness and obligations of Lessee to Lessor, whether arising under the Lease, any Schedule, any other Lease Document. Lessee hereby authorizes Lessor to file any UCC financing statements evidencing such security interest without need of any further authentication by Lessee.

  Location of Lessee. Lessee shall provide Lessor not less than thirty days' prior written notice of any contemplated change in the name, the jurisdiction of organization, the address of the chief executive office, or the address of the principal place of business, of Lessee.

  Location, Inspection and Labeling of Property. With written notice to Lessor within 30 days thereof, Lessee may relocate Property to a location within the continental United States which is not a location identified on the applicable Schedule, provided that (i) all additional costs associated therewith (including Taxes) are promptly paid by Lessee, (ii) Lessee complies with any requirements with regard thereto imposed by Lessor pursuant to the section herein entitled "Further Assurances," and (iii) such relocation does not otherwise result in a default hereunder or under the applicable Schedule. Notwithstanding the foregoing, any Property which by its nature is intended to be moveable, including particularly trucks and trailers and any Property affixed thereto, may be moved (but not permanently relocated) from time to time in the ordinary course of Lessee's business to any location within the continental United States, without notice to Lessor. Lessor shall have the right to inspect the Property during regular business hours, with reasonable notice (unless a Default exists), and in compliance with Lessee's reasonable security procedures. At Lessor's reasonable request, Lessee will mark, tag, or affix on each item of Property an identifying label showing Lessor's interest.

  Insurance. Lessee shall obtain and maintain, at its expense, insurance on and relating to the Property in such amounts, with such deductibles and issued by such insurers as Lessor shall now or hereafter reasonably request or approve. Such insurance shall include: (i) "all risk" insurance against loss or damage to the Property naming Lessor, its successors and assigns as sole loss payee, (ii) commercial general liability insurance (including contractual liability, products liability, and pollution coverages) naming Lessor, its successors and assigns as an additional insured, and (iii) other insurance against other risks of loss and with such terms as shall be reasonably satisfactory to, or reasonably required by, Lessor. Lessee shall on or prior to the Acceptance Date of each Schedule and prior to each policy renewal, furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect. If Lessee fails to maintain any insurance policies required herein, then in addition to any other rights and remedies of Lessor hereunder, Lessor shall have the option (but not the obligation) to pay the premiums on any such policies or to take out new insurance under terms satisfactory to Lessor, and any amounts paid by Lessor pursuant thereto shall be immediately due and payable by Lessee upon demand.

  Casualty Occurrence. Lessee assumes, and shall at all times bear the entire risk of, any loss, theft, damage to, or destruction of any Property from any cause whatsoever from the time such Property is shipped to Lessee until its return to Lessor or other disposition at the end of the Lease. Lessee shall promptly notify Lessor in writing if any Property shall be or become, lost, stolen, destroyed, irreparably damaged, or permanently rendered unfit for use from any cause whatsoever (each a "Casualty Occurrence"). On the regular rent payment due date succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value of such Property calculated in accordance with the applicable Schedule as of the Payment Date, and (ii) all Rent and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder with respect to such Property, the obligation of Lessee to pay Rent and the term of this Lease with respect to such Property shall terminate. Following payment of any Stipulated Loss Value, and if no Event of Default has occurred and remains continuing, Lessor will then (a) transfer to Lessee the Lessor's rights to such Property "as is," "where is" and with all defects, without recourse and WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, other than a warranty that the Property is free and clear of any liens created by Lessor (the foregoing limitations herein called "Lessor's Transfer Limitations"); and (b) remit to Lessee any physical damage insurance proceeds received by Lessor arising out of such loss up to the amount of the Stipulated Loss Value paid.

  Sublease; Assignment. Without the prior written consent of Lessor, Lessee will not assign, transfer, sublease or dispose of any Property or any of its rights or obligations under the Lease Documents, or its leasehold or any other interest therein, or otherwise permit the Property to be operated or used by, or to come into or remain in the possession of, anyone but Lessee. Any unpermitted assignment, transfer, delegation or sublease by Lessee shall be void at inception. Notwithstanding the foregoing, however, so long as no Default then exists, Lessee may, upon first giving at least thirty days prior written notice to Lessor, assign (in whole, but not in part) its rights and interests hereunder or sublease (in whole, but not in part) the Property, to a subsidiary or affiliate of Lessee, provided, however, that: (i) notwithstanding any such assignment or sublease, Lessee shall be and remain primarily liable hereunder; (ii) the terms of any sublease must be substantially similar to the terms hereof, and in any event reviewed and approved by Lessor prior to inception of the sublease; (iii) the rights of any assignee or sublessee to any Property shall be subject, subordinate and inferior to the rights, title and interest of Lessor hereunder at all times; and (iv) Lessee shall assign all of its rights and claims against any assignee or sublessee to Lessor, and take such further actions as Lessor may reasonably request, to evidence, perfect or protect Lessor's interests as assignee thereof, including obtaining, at Lessee's expense, UCC filings, third party waivers, insurance certificates and opinions of counsel incident to such assignment or sublease. Lessee acknowledges and agrees that, subject in all respects to Lessee's rights therein, Lessor may sell, assign, grant a security interest in, or otherwise transfer all or any part of its rights, title interest and obligations in the Lease Documents and the Property without any necessity of first obtaining the consent of, or giving any notice to, the Lessee. Upon Lessor's written notice, Lessee shall, if requested, pay directly to such assignee without abatement, reduction, diminution, setoff, withholding, defense, counterclaim, or recoupment (collectively, "Defense") in respect of any such amount that becomes due hereunder. Lessee waives and agrees it will not assert any such Defense against any assignee. Such assignee shall have and be entitled to exercise any and all rights and remedies of Lessor hereunder, and all references herein to Lessor shall include Lessor's assignee.

  Disclaimer of Warranties. Lessee acknowledges that it has selected the Property without any assistance from Lessor, and Lessor is not a seller, supplier, manufacturer, or dealer, nor a seller's or a dealer's agent. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE PROPERTY OR WORKMANSHIP IN THE PROPERTY, LESSOR'S TITLE TO THE PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. Lessor shall have no liability for any damages, whether direct or indirect, incidental or consequential, caused by the Property or incurred by Lessee as a result of any installation, operation, defect or malfunction in the Property. Lessee agrees to look solely to the manufacturer or supplier of any defective or malfunctioning Property for the repair or replacement of such Property and to continue to pay all Rent in spite of such defect or malfunction. Lessor hereby assigns to Lessee during the Basic Term (and any Renewal Term), any warranty, guarantee or indemnity of the manufacturer or supplier issued or transferred to Lessor with respect to the Property.

  Return. Upon the expiration or earlier termination of the Basic Term of any Schedule (or of any renewal thereof, if applicable), and subject to any return provisions or early buyout or purchase options set forth in the applicable Schedule, Lessee shall, at its own expense, return the Property to Lessor (i) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, (ii) in such operating condition as is capable of performing its originally intended use, (iii) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, the section of this Lease entitled "Use and Maintenance", (iv) free and clear of all liens, claims, pledges or other encumbrances created by Lessee or suffered to exist against lessee's interest in such Property, and (v) in accordance with any additional requirements set forth in the applicable Schedule. The Property shall be inspected by representatives of Lessor upon return, and Lessee agrees to pay any reasonable inspection fees incurred by Lessor pursuant thereto. Lessee shall return the Property within ten (10) days after the expiration or earlier termination of the term of the applicable Schedule by delivering it to such place within the continental United States as Lessor shall specify, but in no event greater than 500 miles from the location of the Property as set forth in the applicable Schedule. In addition to Lessor's other rights and remedies hereunder, if the Property is not returned in a timely fashion for any reason or no reason, or if repairs are necessary to place any items of Property in the condition required in this Section, or if the Lessee had not by then provided to Lessor any tax escrow as may be required in the applicable Schedule, Lessee shall pay to Lessor on demand per diem Rent at the last prevailing lease rate under the applicable Schedule with respect to such items of Property, for the period of delay in return, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such Rent on account of such delay or repair does not constitute a renewal of the term of the related Schedule or a waiver of the Event of Default arising therefrom or Lessor's right to prompt return of the Property in proper condition as required hereby.

  Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Lease:

    Lessee shall fail to pay when due any Rent or other amount owing or required to be paid under this Lease or any Additional Lease Documents, and any such failure shall continue for more than five (5) days after written notice thereof shall have been given by Lessor to Lessee;
    Lessee or any Guarantor shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under any of the Lease Documents (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for fifteen (15) days after written notice thereof shall have been given by Lessor to Lessee;
    Any representation or warranty made by Lessee, any Guarantor or any Broker representing Lessee, whether contained in any of the Lease Documents or otherwise, shall at any time prove to have been incorrect in any material respect when made;
    Lessee shall fail to maintain insurance on the Property in accordance with the Lease Documents;
    A default or event of default by Lessee or any Guarantor shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of Lessor, or any of its affiliates, and any required notice shall have been given and/or required passage of time shall have elapsed;
    Any Bankruptcy Event shall occur;
    Any event shall occur which results in any monetary default of any agreement involving Lessee evidencing any indebtedness greater than $1,000,000.00 that continues beyond the earlier of the applicable cure period or 5 Business Days;
    Lessee ceases to do business as a going concern;
    Any direct or indirect sale, conveyance, assignment or other transfer of any ownership interest of Lessee or any Guarantor which results, in a change of "beneficial ownership" (as such term is defined in Rule 13(d)-3 and Rule 13(d)-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of capital stock then outstanding of the Lessee entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Lessee;
    The Property shall be or become subject to any material abuse or misuse, or any levy, attachment, seizure or confiscation which is not released within thirty (30) days; and
    Lessee shall fail to provide Lessor with prompt written notification of any Default, or of any information which indicates that any financial statements provided to Lessor do not in any material respect present fairly the financial condition and results of operations purported to be presented in such statements.

  Remedies Upon Default.
    Upon the occurrence and during the continuance of any Event of Default, Lessor may at its sole option do any one or more or all of the following, at such time and in such order as Lessor may in its sole discretion choose:
      Terminate the Lease and any obligation of Lessor to continue or provide additional financial accommodations of any kind to the Lessee; and upon any such termination Lessor shall be relieved of all such obligations;
      Declare and claim all unpaid Rent and sums due and payable (a) under this Lease (excluding any amounts due under clause (b) of this provision), plus (b) an amount equal to the greater of the then applicable Stipulated Loss Value (which Lessee acknowledges is not a penalty and has a reasonable discount rate implicit therein), or the then applicable fair market value of the Property as determined by Lessor;
      Require that Lessee return all Property to Lessor in accordance with the terms of the applicable Schedule and the provision in this Lease entitled "Return";
      Peacefully enter the premises where any Property is located and take possession of the Property without the use of any judicial process and without liability to Lessee for such entry;
      Sell any or all of the Property at public or private sale, without prior notice to Lessee or any Guarantor, or advertisement, or otherwise dispose of, use, operate, lease to others or keep idle such Property, all free and clear of any rights of Lessee or any Guarantor and without any duty to account or give other notice to Lessee or Guarantor for such action or inaction;
      Retain all or any part of the Property in satisfaction of any deficiency in the full payment of all obligations of Lessee should this Lease be determined to constitute a security agreement; and
      Exercise any other right or remedy which may be available under the Lease Documents, the UCC, or other applicable law.

    All rights and remedies of Lessor herein are severable and cumulative and in addition to all other rights and remedies available in the Additional Lease Documents, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.
    Following return of the Property pursuant to this section, Lessor will use commercially reasonable efforts to mitigate damages by remarketing or disposing of the Property via sale or re-lease. The Net Proceeds from any sale, re-lease or other disposition of the Property shall be applied to the liquidated damages and any other sums due from Lessee, with Lessee being liable to Lessor for the amount by which the Net Proceeds are less than the liquidated damages and other sums due and owing to Lessor from Lessee. For the purposes of this Lease and any applicable Schedule, "Net Proceeds" shall mean (y) cash proceeds of sale less the residual value of the Property at the end of the Basic Term and less costs of sale and collection, or (z) the present value (discounted at prime rate plus 3%) of re-lease rentals for a term not to exceed the Basic Term less costs of remarketing and collection.

  Miscellaneous.

    Non-Waiver. No failure or delay on the part of Lessor in exercising any right, power or remedy pursuant to any Lease Documents shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver by Lessor of any provision of the Lease Documents, nor any consent by Lessor to any departure by Lessee therefrom, shall be effective unless the same shall be in writing and signed by Lessor. Any waiver of any provision of the Lease Documents and any consent to any departure by Lessor from the terms of the Lease Documents shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Lessee shall in any case entitle Lessee to any other or further notice or demand in similar or other circumstances.
    Finance Lease. This Lease shall constitute a "finance lease" under Article 2A of the UCC. Lessee waives any and all rights and remedies conferred upon Lessee by UCC Sections 2A-508 through 2A-522, including, without limitation, Lessee's rights to (i) cancel or repudiate this Lease, (ii) reject or revoke acceptance of any Property, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) claim a security interest in any rejected Property in Lessee's possession or control, (v) deduct from Rent all or any part of any claimed damages resulting from Lessor's default under this Lease, (vi) accept partial delivery of the Property, (vii) "cover" by making any purchase or lease of other property in substitution for Property to be leased from Lessor, (viii) recover from the Lessor any general, special, incidental, or consequential damages, for any reason whatsoever, and (ix) seek specific performance, replevin, or the like for any of the Property.
    Communications. All notices and other communications required or permitted hereunder shall be in writing, and shall be either delivered personally, mailed by postage prepaid certified mail or sent by express overnight courier or by facsimile. Such notices and communications shall be deemed to be given on the date of personal delivery, facsimile transmission or actual delivery of certified mail, or one Business Day after delivery to an express overnight courier. Unless otherwise specified in a notice sent or delivered in accordance with the terms hereof, notices and other communications in writing shall be given to the parties hereto at their respective addresses set forth at the beginning of this Lease, or, in the case of facsimile transmission, to the parties at their respective regular facsimile telephone numbers.
    Purpose. The Property will be leased for commercial purposes only, and not for consumer, personal, home, or family purposes. The Property shall not constitute "consumer goods" and this Lease shall not be deemed to be a "consumer lease" under the UCC.
    Fees, Expenses and Taxes. Lessee shall pay or reimburse Lessor for: (i) all UCC filing and search fees and expenses incurred by Lessor in connection with the verification, perfection or preservation of Lessor's rights hereunder or in the Property; (ii) any and all stamp, transfer and documentation taxes and fees payable or determined to be payable in connection with the execution, delivery and/or recording of the Lease Documents; (iii) a reasonable third party out-of-pocket service fee charged by Lessor to Lessee for services rendered in connection with the assessment, filing and payment of any Taxes on the Property, and (iv) all reasonable fees and out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of outside counsel) incurred by Lessor in connection with the preparation, execution, administration, waiver or amendment of the Lease Documents or the collection of any sum payable under any of the Lease Documents not paid when due, and the enforcement of any of the Lease Documents, excluding, however, salaries and normal overhead attributable to Lessor's employees. Lessor shall invoice Lessee for all such fees and costs therefore, in which event Lessee shall pay all such fees, expenses and taxes within five Business Days after receipt of such invoice, however, in the event Lessee is in Default under this Agreement or any Schedule, Lessor may apply any funds received from Lessee to any amounts then due and owing. The obligations of Lessee under this paragraph shall survive the expiration or termination of this Lease and any Schedules.

    Usury. It is not the intent of the parties to create rent or other payment obligations of Lessee pursuant to any Lease Document which would be considered usurious under applicable law. However, if any such payment shall be found to be usurious by a court of competent jurisdiction, then Rent or such other amounts shall automatically be reduced to the then highest rate permitted by applicable law and the usurious portion of the Rent or such other amounts shall be applied to the Lessee's remaining obligations under this Lease in a manner reasonably determined by Lessor.
    No Use of Merrill Lynch Name. Lessee and Guarantor will not directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lessor, Merrill Lynch and Co., Inc., or any of their affiliates.
    Intermediaries and Brokers. If the applicable Schedule reflects the existence of a specific Broker, then the following shall apply: Lessee acknowledges and agrees that: (a) Broker is an independent contractor and neither Broker nor Lessor is the agent of the other; (b) Broker has no authority to make representations or warranties on behalf of Lessor with respect to the transactions contemplated herein; (c) Lessee has in its sole discretion determined whether or not to accept the Lease or any applicable Schedule from Lessor on the pricing, terms and conditions thereof; and (d) Lessee hereby agrees that under no circumstances will Lessor have any liability to Lessee for, and Lessee shall indemnify, defend and save Lessor harmless from, any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever arising from any representation or warranty made by Broker to Lessee, or act or omission of Broker in connection with its dealings with the Lessee. Lessee further acknowledges and agrees that (a) Broker and Lessor are or may be parties to a referral agreement covering the terms of the referral of the Lessee to Lessor by the Broker; and (b) under the terms of the referral arrangement, Lessor may be obligated to pay the Broker a fee in connection with the funding of the Lease or any applicable Schedule.
    Further Assurances. Lessee agrees to do such further acts and things and to execute or authenticate and deliver to Lessor such additional agreements, instruments, documents and other records as Lessor may reasonably require or deem advisable to effectuate the purposes of the Lease Documents, or to establish or maintain Lessor's interest in the Property. Lessee hereby grants to Lessor its power of attorney (which power is coupled with an interest and is irrevocable) to do such further acts and things and to execute or authenticate such records in the name of Lessee if Lessee shall fail to do so promptly after receipt of Lessor's request therefor or at any time (with or without prior request) if any Event of Default then exists (but Lessor shall have no obligation to do so).
    Affiliation. Lessee acknowledges that neither Lessee, nor any person that controls Lessee, nor any majority owner of Lessee, (i) is an employee or member of the board of directors of Merrill Lynch and Co., Inc. or any of its subsidiaries, or (ii) is a holder of more than 10% of any class of voting securities of Merrill Lynch and Co., Inc. or any of its subsidiaries. For purposes of this provision, "control" means the power to vote 25% or more of any class of voting securities; the ability to control the election of a majority of directors; or the power to exercise a controlling influence over management policies.
    Headings. Captions and section and paragraph headings in this Lease are inserted only as a matter of convenience, and shall not affect the interpretation hereof.
    Governing Law. This Lease, and, unless otherwise expressly provided therein, each of the Additional Lease Documents, shall be governed in all respects by the laws of the State of Illinois.
    Severability of Provisions. Whenever possible, each provision of the Lease Documents shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of the Lease Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
    Survival. All indemnities contained in this Lease or any Additional Lease Documents in any event and any other provisions which by their express terms are intended to survive, shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.
    Counterparts. This Lease may be executed in one or more counterparts which, when taken together, constitute one and the same agreement.
    Jurisdiction; waiver. Lessee acknowledges that this Lease is being accepted by Lessor in partial consideration of Lessor's right and option, in its sole discretion, to enforce the Lease Documents in either the State of Illinois or in any other jurisdiction where Lessee or the Property may be located. Lessee irrevocably submits itself to jurisdiction in the State of Illinois and venue in any state or federal court in Cook County, Illinois for such purposes, and Lessee waives any and all rights to contest said jurisdiction and venue and the convenience of any such forum, and any and all rights to remove such action from state to federal court. Lessee further waives any rights to commence any action against Lessor in any jurisdiction except in Cook County, Illinois. Lessor and Lessee hereby each expressly waive any and all rights to a trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other party with respect to any matter relating to, arising out of or in any way connected with the Lease Documents or any of the transactions which are the subject matter of this Lease. Lessee further waives the right to bring any non-compulsory counterclaims.

    Integration. The Lease Documents constitute the entire understanding and represent the full and final agreement between the parties with respect to the subject matter hereof, and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements of the parties. This Lease and the applicable Schedule supersedes and replaces any and all proposals, letters of intent and approval and commitment letters from Lessor to Lessee, none of which shall be considered an Additional Lease Document. Notwithstanding the foregoing, in the event a commitment letter contemplates multiple schedules and at the time of closing the first schedule not all schedules have been fully funded, then the terms of the commitment letter shall continue with respect to any such unfunded Schedules. No amendment or modification of this Lease or any of the Additional Lease Documents to which Lessee is a party shall be effective unless in a writing signed by both Lessor and Lessee.

IN WITNESS WHEREOF, this Lease has been executed as of this 8th day of July, 2003, effective as of the Lease Date.

DARLING INTERNATIONAL INC.

By:  /s/   Brad Phillips
          Signature

    Brad Phillips
          Printed Name

    Treasurer
          Title

Accepted at Chicago, Illinois:
MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC.

By: